Exhibit 10.1

AMENDMENT TO EXECUTIVE STOCK PLEDGE, SECURITY AND

RETENTION AGREEMENT

This agreement is to amend certain provisions of that certain Executive Stock Pledge, Security and Retention Agreement dated April 18, 2001 (the “Pledge Agreement”) from Kevin G. Kerns (“Executive”) and payable to Apropos Technology, Inc., an Illinois corporation (the “Company”).  Terms used herein but not defined herein shall have the meanings ascribed to such terms as set forth in the Pledge Agreement.

The reference in the second sentence of Section 2 of the Pledge Agreement to one year from the date hereof is replaced with two years from the date hereof.

Agreed and accepted to this 25th day of March, 2002.

/s/ Kevin G. Kerns	Apropos Technology, Inc.
Executive
	By:	/s/ Frank Leonard
Its: Chief Financial Officer
Title: